UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): November 28, 2007

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 542-2500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

EXPLANATORY NOTE
On August 6, 2007, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), filed a Current Report on Form 8-K to report the completion of its acquisition (the “Acquisition”) of Rhozet Corporation, a California corporation (“Rhozet”), pursuant to a previously-announced Agreement and Plan of Merger, dated as of July 25, 2007, by and among the Company, Dusseldorf Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Harmonic, Rhozet, and David Trescot, as shareholder representative.
In connection with the Acquisition, on October 15, 2007, the Company filed with the Securities and Exchange Commission (the “SEC”) certain financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.
Pursuant to this Current Report on Form 8-K, the Company hereby files with the SEC the unaudited pro forma condensed combined consolidated statement of operations of Harmonic for the nine months ended September 28, 2007 (the “Pro Forma Statement of Operations”), to give effect to the Company’s acquisition of Rhozet as if it had occurred on January 1, 2006. The Pro Forma Statement of Operations is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
b. Pro forma financial information.
1.	The unaudited pro forma condensed combined consolidated statement of operation of Harmonic Inc. for the nine months ended September 28, 2007, is attached hereto as Exhibit 99.1. This unaudited pro forma condensed combined consolidated statement of operations gives effect to the Company’s acquisition of Rhozet as if it had occurred on January 1, 2006.

c. Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated statement of operations of Harmonic Inc. for the nine months ended September 28, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: November 28, 2007

By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated statement of operations of Harmonic Inc. for the nine months ended September 28, 2007.